UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2017

HEXION INC.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction

of Incorporation)

1-71	13-0511250
Commission File Number	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)

614-225-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On January 19, 2017, Hexion Inc. (the “Registrant”) issued a news release announcing its preliminary results for fourth quarter and fiscal year 2016. A copy of the news release is furnished as Exhibit 99.1 to this current report.

Item 7.01 Regulation FD Disclosure

On January 19, 2017, the Registrant issued a news release, pursuant to Rule 135c of the Securities Act of 1933, as amended (the “Securities Act”), announcing the intent of its wholly owned subsidiary, Hexion 2 U.S. Finance Corp., to offer $460 million aggregate principal amount of new first-priority senior secured notes due 2022 (the “Notes”) through a private placement. The Registrant intends to use the net proceeds from the offering of the Notes (i) to purchase or redeem a portion of its outstanding 8.875% Senior Secured Notes due 2018, (ii) to pay related fees and expenses and (iii) for general corporate purposes. A copy of such news release is furnished hereto as Exhibit 99.2 and is incorporated herein by reference.

The Registrant is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Registrant’s filings under the Securities Act or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 99.1	News Release, dated January 19, 2017, announcing Hexion Inc.’s Preliminary Results

Exhibit 99.2	News Release, dated January 19, 2017, announcing Hexion Inc.’s Proposed $460 Million Debt Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION INC.

Date: January 19, 2017	By:	/s/ George F. Knight
George F. Knight
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release, dated January 19, 2017, announcing Hexion Inc.’s Preliminary Results

99.2	News Release, dated January 19, 2017, announcing Hexion Inc.’s Proposed $460 Million Debt Offering